Exhibit 99.3

PRIMCO MANAGEMENT INC.

Memorandum of Financial and Internal Control Policies and Procedures

INTRODUCTION

Purpose

The Memorandum has been prepared to document management’s intent to maintain a strict set of financial and internal control policies and procedures to ensure the accuracy and integrity of its financial reporting to its Shareholders and to provide a reasonable basis for the Directors to make appropriate business judgments and decisions as to the current financial position and the future prospects of the Company.

CONTROL ENVIRONMENT AND MANAGEMENT INFORMATION

The Board of Directors and the Officers of the Company

The Board of Directors (“the Board”) comprises of David Michery and Alan J. Bailey

 David Michery is the Chief Executive Officer and President. Alan J. Bailey is the Chief Financial Officer and     Secretary.

Financial Statements

Financial Statements are prepared monthly for review and approval by the Directors within 15 business days of each month end.  The Company’s actual operating results are compared with the Company’s Annual Business Plan and all significant variations are reviewed by the Board and any necessary adjustments to subsequent business operations are implemented with the objective of maintaining the Company’s goals and financial targets.

 External Auditors

GUMBINER SAVETT INC., Santa Monica, California. Independent Certified Public Accountants , are the Company’s independent auditors. As part of the responsibilities of their engagement they report to the Board of Directors in a management letter any weaknesses   that they believe may exist in the Company’s systems, audit procedures and/or accounting policies for remedial action.

Cash Control

Incoming cash is strictly logged and promptly credited to the Company’s bank account.

All outgoing cash disbursements must be properly supported by pre-approved invoices, purchase orders, contracts, agreements and other supporting documentation as appropriate in accordance with the Company’s schedule of authority.

All significant contracts must be approved and executed by the Company’s Chief Executive Officer after appropriate financial review by the Company’s Chief Financial Officer.

Corporate Governance

The Directors have responsibility for ensuring that proper accounting records are kept which disclose with appropriate accuracy of the financial position of the Company and in compliance with Generally Accepted Accounting Principles (“GAAP”) and applicable security laws. The Directors also have the responsibility to safeguard the assets of the Company and establish adequate internal controls with the objective of preventing and/or detecting fraud and other irregularities.

Although no system of internal control can provide absolute assurance from material misstatement or loss, the Company’s policies and procedures are designed to provide reasonable assurance that any significant issues  are identified on a timely basis and dealt with appropriately.

Compensation Committee

The Compensation Committee comprises David Michery (Chair) and Alan J. Bailey. The main purpose of the Committee will be to determine the appropriate remuneration for staff and  third party consultants.

Audit Committee

The Audit Committee comprises Alan J. Bailey (Chair)  and David Michery, and its primary objectives are to  review the Company’s  financial reporting and internal controls, and to review the scope, results  and reports  of the Company’s  external audits.

Identification of Business Risks

The Board of Directors is responsible for identifying any significant business risks and determining the appropriate course of action to manage those risks.

Annual and 5 Year Business Plans

Annually, the Board of Directors reviews and approves the Company’s Annual and 5 year Business Plans. Actual performance is monitored against the Business Plans and relevant action taken throughout the year to address variances from budget, updated forecasts for the year and information on  key risk areas.

 Accounting Policies

The Chief Financial Officer, in conjunction with the Company’s External Auditors, is responsible for monitoring new accounting policies and any changes in GAAP accounting standards which may affect the Company’s financial reporting.

 Public Disclosure

Press Releases: The Board of Directors reviews and approves each press release to be issued by the Company.

8K/Special Filings: All such 8K or other special event filings are review and approval by the Board of Directors.